                                                                             Six Months Ended                     For the Year
                                                                                 June 30,                      Ended December 31,
                                                                       ---------------------------     -----------------------------
                                                                           1997            1996            1996            1995
                                                                       -------------    -------------  -------------   -------------
                                                                                                        (Amounts in thousands,
                                                                                                              except ratios)
Net income                                                             $   86,569       $  70,080      $  153,549      $   70,386
   Add: Minority interest in income                                         5,001           4,815           9,363           7,137
   Less: Gain on disposition of real estate                                     -               -               -               -
   Less: Minority interests in income which do not have fixed charges      (4,371)         (3,326)         (8,273)         (4,700)
                                                                       -------------    -------------  -------------   -------------
Income from continuing operations                                          87,199          71,569         154,639          72,823
   Interest expense                                                         3,559           4,813           8,482           8,508
                                                                       -------------    -------------  -------------   -------------
Total Earnings Available to Cover Fixed Charges                        $   90,758      $   76,382      $  163,121      $   81,331
                                                                       =============    =============  =============   =============
Total Fixed Charges - Interest expense                                 $    4,648      $    5,410      $   10,343      $    8,815
                                                                       =============    =============  =============   =============
Total Preferred Stock dividends (A)                                    $   49,818      $   33,062      $   68,599      $   31,124
                                                                       =============    =============  =============   =============
Total Combined Fixed Charges and Preferred Stock dividends (A)         $   54,466      $   38,472      $   78,942      $   39,939
                                                                       =============    =============  =============   =============
Ratio of Earnings to Fixed Charges                                         19.53           14.11           15.77            9.23
                                                                       =============    =============  =============   =============
Ratio of Earnings to Combined Fixed Charges and Preferred Stock
    dividends                                                               1.67            1.99            2.07            2.04
                                                                       =============    =============  =============   =============
Ratio of Earnings to Combined Fixed Charges and Preferred Stock
    dividends (A)                                                           2.21
                                                                       =============

A) Supplemental ratio after elimination of $13,412,000 of non-recurring special dividends paid to the Series CC Preferred Stock.

                                                                               For the Year Ended December 31,
                                                                      ---------------------------------------------
                                                                             1994            1993           1992
                                                                         -------------   -------------   -------------
                                                                             (Amounts in thousands, except ratios)
Net income                                                               $   42,118      $   28,036      $   15,123
   Add: Minority interest in income                                           9,481           7,291           6,895
   Less: Gain on disposition of real estate                                       -               -            (398)
   Less: Minority interests in income which do not have fixed charges        (5,906)           (737)           (694)
                                                                         -------------   -------------   -------------
Income from continuing operations                                            45,693          34,590          20,926
   Interest expense                                                           6,893           6,079           9,834
                                                                         -------------   -------------   -------------
Total Earnings Available to Cover Fixed Charges                          $   52,586      $   40,669      $   30,760
                                                                         =============   =============   =============
Total Fixed Charges - Interest expense                                   $    6,893      $    6,079      $    9,834
                                                                         =============   =============   =============
Total Preferred Stock dividends (A)                                      $   16,846      $   10,889      $      812
                                                                         =============   =============   =============
Total Combined Fixed Charges and Preferred Stock dividends (A)           $   23,739      $   16,968      $   10,646
                                                                         =============   =============   =============
Ratio of Earnings to Fixed Charges                                            7.63            6.69            3.13
                                                                         =============   =============   =============
Ratio of Earnings to Combined Fixed Charges and Preferred Stock
    dividends                                                                 2.22            2.40            2.89
                                                                         =============   =============   =============
Ratio of Earnings to Combined Fixed Charges and Preferred Stock
    dividends (A)

A) Supplemental ratio after elimination of $13,412,000 of non-recurring special dividends paid to the Series CC Preferred Stock.

                                   Exhibit 12

                              PUBLIC STORAGE, INC.
               EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                           EARNINGS TO FIXED CHARGES
                                                                            Six Months Ended
                                                                                June 30,             For the Year Ended December 31,
                                                                     ------------------------------  -------------------------------
                                                                          1997            1996            1996            1995
                                                                     -------------    -------------  -------------   -------------
SUPPLEMENTAL  DISCLOSURE  OF RATIO OF FUNDS  FROM
OPERATIONS  ("FFO")  TO FIXED CHARGES:
--------------------------------------------------
FFO                                                                  $   129,263      $  103,884      $  224,384      $  105,086

Interest expense                                                           3,559           4,813           8,482           8,508
                                                                     -------------    -------------  -------------   -------------

Adjusted FFO available to cover fixed charges                         $  132,822      $  108,697      $  232,866      $  113,594
                                                                     =============    =============  =============   =============

Total Fixed Charges - Interest expense                                $    4,648      $    5,410      $   10,343      $    8,815
                                                                     =============    =============  =============   =============

Total Preferred Stock dividends                                       $   49,818      $   33,062      $   68,599      $   31,124
                                                                     =============    =============  =============   =============

Total Combined Fixed Charges and Preferred Stock dividends            $   54,466      $   38,472      $   78,942      $   39,939
                                                                     =============    =============  =============   =============

Ratio of FFO to Fixed Charges                                              28.58           20.09           22.51           12.88
                                                                     =============    =============  =============   =============

Ratio of FFO to Combined Fixed Charges and Preferred Stock
    dividends                                                              2.44            2.83            2.95            2.84
                                                                     =============    =============  =============   =============
Ratio of FFO to Combined Fixed Charges and Preferred
      Stock dividends (A)                                                  3.24
                                                                     =============
(A) Supplemental ratio after elimination of $13,412,000 of non-recurring special dividends paid to the Series CC Preferred Stock.

                                                                       For the Year Ended December 31,
                                                                    -----------------------------------------------
                                                                           1994            1993           1992
                                                                      -------------    -------------  -------------
SUPPLEMENTAL  DISCLOSURE  OF RATIO OF FUNDS  FROM
OPERATIONS  ("FFO")  TO FIXED CHARGES:
--------------------------------------------------
FFO                                                                    $   56,143      $   35,830      $   21,133

Interest expense                                                            6,893           6,079           9,834
                                                                      -------------    -------------  -------------

Adjusted FFO available to cover fixed charges                          $   63,036      $   41,909      $   30,967
                                                                      =============    =============  =============

Total Fixed Charges - Interest expense                                 $    6,893      $    6,079      $    9,834
                                                                      =============    =============  =============

Total Preferred Stock dividends                                        $   16,846      $   10,889      $      812
                                                                      =============    =============  =============

Total Combined Fixed Charges and Preferred Stock dividends             $   23,739      $   16,968      $   10,646
                                                                      =============    =============  =============

Ratio of FFO to Fixed Charges                                               9.15            6.89            3.15
                                                                      =============    =============  =============

Ratio of FFO to Combined Fixed Charges and Preferred Stock
    dividends                                                               2.66            2.47            2.91
                                                                      =============    =============  =============
Ratio of FFO to Combined Fixed Charges and Preferred
      Stock dividends (A)

(A) Supplemental ratio after elimination of $13,412,000 of non-recurring special dividends paid to the Series CC Preferred Stock.

                                   Exhibit 12